UNITED STATES

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SCHEDULE 14A

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Measurement Specialties, Inc.

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The following presentation is being distributed to employees of Measurement Specialties, Inc.

Acquisition by TE Connectivity June 2014

Forward Looking Statement 2 Except for the historical information presented herein, matters discussed herein may constitute forward - looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future”; “anticipate”; “potential”; “believe”; or similar statements are forward - looking statements. Risks and uncertainties include uncertainties as to the timing of the proposed transaction; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction; the effects of disruption from the proposed transaction making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; as well as risks detailed from time to time in the Company’s public disclosure filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10 - K for the fiscal year ended March 31, 2014, subsequent quarterly filings on Form 10 - Q, and the proxy statement to be filed in connection with the proposed transaction. The information contained herein is as of June 18, 2014. The Company disclaims any intent or obligation to update any forward - looking statements as a result of developments occurring after the period covered by this report or otherwise, except as expressly required by law. Copies of the Company’s public disclosure filings are available from its investor relations department.

• TE Connectivity (NYSE: TEL) is a $13 billion world leader in connectivity. The company designs and manufactures products at the heart of electronic connections for the world’s leading industries including automotive, energy and industrial, broadband communications, consumer devices, healthcare, and aerospace and defense. • Long - standing commitment to innovation and engineering excellence, helping customers solve the need for more energy efficiency, always - on communications and ever - increasing productivity. • Market Capitalization of ~$26 billion as of June 17, 2014 • Offer of $86 per share • Implies total equity value of $1.5 billion and total enterprise value of $1.7 billion • Implies an EV/LTM EBITDA multiple of ~20x proforma FY14 (including Wema ), and ~16.5x FY15 forecast • Transaction is expected to close before calendar year end • Timing will depend on the receipt of the necessary regulatory approvals and MEAS shareholder proxy vote Summary of Offer Who is TE? Timeline / Milestones 3 Transaction Summary

Industrial Transportation Consumer Devices Industrial Equipment Oil & Gas Aerospace & Defense Automotive Appliances Medical Broadband Networks Energy Networks If Data, Power, or Signal Moves Through It, TE Connects AND Senses It

Leadership position in attractive sensor market • Combination establishes TE as one of the largest sensor companies in the world • Sensors is a fragmented, large and high - growth market • Acquisition increases TE’s addressable market by nearly $40 billion Compelling Strategic Rationale Accelerates sales and profit growth • TE’s scale coupled with Measurement Specialties’ broad sensor product range is expected to create double - digit growth in TE’s sensor business • TE’s deep OEM relationships, unparalleled go - to - market resources, and leadership in harsh environment applications are factors driving growth • Expect significant cost and tax synergies and value for shareholders Increases TE dollar content per application • Combination creates the leading provider of highly engineered connectivity and sensor solutions • Enables TE to provide a broader range of solutions for customers SENSOR MARKET GROWING AT 3X GDP MULTIPLE LEVERS TO DRIVE VALUE UNMATCHED RANGE OF SOLUTIONS FOR CUSTOMERS

$4.4B AMERICAS CHINA ASIA EMEA (excluding China) $2.2B $2.3B $4.4B 10 design centers 38 mfg. sites 2,375 engineers 3 design centers 16 mfg. sites 1,880 engineers 3 design centers 12 mfg. sites 950 engineers 5 design centers 33 mfg. sites 1,700 engineers $ reflect FY13 sales 33% 33% 17% 17% With nearly 90,000 employees in over 50 countries, TE Connectivity makes connections the world relies on to work flawlessly every day. TE Connectivity: Global Scale

Automotive Industrial Transportation > SENSORS Aerospace & Defense Industrial Equipment Oil & Gas Energy Broadband Networks DataComm Subcom Appliances Consumer Devices Circuit Protection Figures represent FY13 sales 13% 41% 23% 23% $5.5B TRANSPORTATION SOLUTIONS $ 1.7B CONSUMER SOLUTIONS $3.0B INDUSTRIAL SOLUTIONS $3.1B NETWORK SOLUTIONS TE Connectivity: Solutions

Automotive Industrial Transportation Industrial AD&M Medical Appliance/ Consumer SENSOR TYPES Temperature Pressure Position Position TE Connectivity Broadest range of connectivity solutions /// Highly - engineered products /// Global scale /// Leadership in harsh environments /// TEOA TE is the World Leader in Connectivity ~$200M TE SENSOR BUSINESS ~$10B CONNECTOR 1 SALES IN FY13 (1) Excludes non - connector revenue from total fiscal 2013 revenues of $13B

$10B CONNECTOR SALES IN FY13 $40B ADDRESSABLE SENSOR MARKET Pressure Position Vibration Temperature Temperature ~$800M TE SENSOR BUSINESS Humidity Humidity Force Force TE Connectivity Broadest range of connectivity solutions /// Highly - engineered products /// Global scale /// Leadership in harsh environments /// TEOA Measurement Specialties $80B MARKET TE and Measurement Specialties will be a World Leader in Sensors Automotive Industrial Transportation Industrial AD&M Medical Appliance/ Consumer SENSOR TYPES (1) Excludes non - connector revenue from total fiscal 2013 revenues of $13B engineers ~7,000 Patents granted or pending 18,000 + $675 m illion RD&E investment in FY13 (5% of revenue) three consecutive years (1) Top 100 Global Innovator Leading the industry in innovation (1) Source: Thomson Reuters TE Connectivity: Investing in Innovation

FAQs • What does this mean for MEAS and our vision ( to become the supplier of choice to our target OEMs for their physical sensing requirements )? • The vision is unchanged. TE is acquiring MEAS as a platform acquisition, and has aspirations to significantly invest/grow the sensor business. • Will we continue to pursue acquisitions? • TE is passionate about growing the business, and will look for bolt - on acquisitions to enhance organic growth. • What synergies/support can we expect from TE? • As a much larger company, TE has strong relationships with the key OEMs we are targeting. TEs relationships should help provide access where needed. We expect TEs strength/cost in cable & connectors will be a strategic advantage, particularly in applications like disposable medical. Finally, TE brings deep automation/industrialization skills which will benefit MEAS. • What happens to unvested options/RSUs? • Most unvested options/RSUs will accelerate at close as per grant letters. There is 1 remaining tranche under 2011 grants and 2 tranches under 2012 grants that will not accelerate, and will continue to vest per their initial award schedule, fixed at deal price. • Will TE offer similar stock compensation going forward? Variable compensation? • TE has both a annual bonus and stock grant programs; the details in terms of who would be included in both plans needs to be worked out, but its reasonable to expect there will be a stock comp and bonus plan for key performers, similar to MEAS. 11

FAQs (continued) • Should we expect any facility consolidations as a result of the deal? • We already have a consolidation plan that TE supports, we do not see further consolidation as a result of the acquisition. • Should we expect any significant headcount redundancy as a result of the deal? • TE is acquiring MEAS for our product breadth and organization, so the MEAS team will form the basis of the sensor platform going forward. There is limited overlap with their existing sensor business, so we do not anticipate significant redundancy. • What happens to benefit plans (medical/dental, 401k, etc)? • There is no immediate change to any benefits plans. We will eventually migrate to TEs plans, but we would expect benefits to be substantially similar. If/when the MEAS 401k plan is terminated, we will have the ability to roll over to TEs 401k plan. All PTO accruals will remain in place. • Should employees expect any changes between signing and closing of the transaction? • No. It will be business as usual. • When is the transaction expected to close? • We anticipate to complete the regulatory process within 3 - 6 months and close immediately thereafter, subject to MEAS shareholder vote. Our expectation is to close by end of calendar year 2014. • What happens to the MEAS executive team? • No immediate changes. We will continue to report as MEAS until we are integrated with TEs sensor business under the Transportation Segment; no immediate changes to MEAS reporting. Frank has committed to support the integration effort for ~1 year. 12

SEC Disclosure 13 Additional Information and Where To Find It In connection with the proposed transaction, the Company intends to file a proxy statement and other materials with the SEC. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov . In addition, security holders will be able to obtain free copies of the proxy statement from the Company by contacting Investor Relations by mail at Attn: Investor Relations, Mark Thomson, CFO, 1000 Lucas Way, Hampton, VA 23666. Interests of Participants The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on July 29, 2013,. These documents are available free of charge at the SEC’s website at www.sec.gov , and by mail at Attn: Investor Relations, Mark Thomson, CFO, 1000 Lucas Way, Hampton, VA 23666, or by going to the Investor Relations page on the Company’s corporate website at www.meas - spec.com . Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that the Company intends to file with the SEC.